Exhibit 10.18

INTERCREDITOR AGREEMENT

BY AND AMONG:

MOTOROLA CREDIT CORPORATION, IN ITS CAPACITY AS THE
LENDER UNDER THE NEW MEFA AND NEW EFA

THE PERSONS LISTED ON SCHEDULES 1, 3 AND 4

WILMINGTON TRUST COMPANY, AS THE NII INDENTURE TRUSTEE,
FOR THE BENEFIT OF THE NII SENIOR NOTEHOLDERS

CITIBANK, N.A., IN ITS CAPACITY AS COLLATERAL AGENT

AND

MOTOROLA CREDIT CORPORATION, IN ITS CAPACITY AS THE LIENHOLDER FOR THE
BENEFIT OF THE BENEFITED PARTIES

DATED: NOVEMBER 12, 2002

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TABLE OF CONTENTS
(continued)

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     This Intercreditor Agreement (as amended, modified or supplemented from time to time, the “Agreement”) is entered into this 12th day of November, 2002 by and among:

(a)	Motorola Credit Corporation, a Delaware corporation, in its capacity as the lender under the New MEFA and New EFA (each as defined below) (in such capacities, “MCC”);

(b)	the Persons listed on Schedules 1, 3 and 4;

(c)	Wilmington Trust Company, as the NII Indenture Trustee, pursuant to that certain indenture dated as of November 12, 2002 by and among NII Holdings (Cayman), Ltd., a company incorporated under the laws of the Cayman Islands, the NII Indenture Trustee and the parties signatory thereto as guarantors;

(d)	Citibank, N.A., a national banking association, in its capacity as Collateral Agent for the benefit of the Benefited Parties (as defined below); and

(e)	Motorola Credit Corporation, a Delaware corporation, in its capacity as the lienholder for the benefit of the Benefited Parties in certain instances as discussed below (in such capacity, “MCC as Lienholder”)

Recitals

     Whereas, NII (as defined below) and MCC entered into that certain $225.0 million Master Equipment Financing Agreement dated as of February 4, 1999 (as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto, the “MEFA”);

     Whereas, NII and MCC entered into that certain $56.650 million Secured Loan Agreement dated as of December 16, 1999 (as the same may have been subsequently modified, amended or supplemented prior to the Effective Date, together with all instruments and agreements related thereto, the “SLA”);

     Whereas, MIBL (as defined below) and MCC entered into that certain Amended and Restated $125.0 million Equipment Financing Agreement dated as of April 28, 2000 (as the same may have been subsequently modified, amended or supplemented prior to the Effective Date, together with all instruments and agreements related thereto, the “EFA”);

     Whereas, NII and its wholly owned subsidiary NII Holdings (Delaware), Inc. (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of Title 11 the United States Code (the “Bankruptcy Code”), on May 24, 2002, which cases are pending in the United States Bankruptcy Court for the District of Delaware as Case Nos. 02-11505 and 02-11506 (MFW), and are being jointly administered;

Whereas, the Debtors filed the Revised Third Amended Joint Plan of Reorganization For NII Holdings, Inc. and NII Holdings (Delaware), Inc. (the “Plan”) on July 31, 2002 and the Plan

was confirmed by the Bankruptcy Court on October 28, 2002 which Confirmation Order became a Final Order on November 7, 2002.

     Whereas, the Debtors through their Plan effectuated a restructuring of their corporate and capital structure including the execution of the New MEFA in an aggregate principal amount of $281,650,000.00, the execution of the New EFA in the aggregate principal amount of $103,193,135.28, and the issuance of $180,820,855 in aggregate principal amount at scheduled maturity of new NII Senior Notes by NII Cayman (as defined below);

     Whereas, pursuant to the Plan, the New MEFA, the New EFA and the NII Senior Notes are to be secured by a perfected security interest in the assets of Reorganized NII and various subsidiaries of Reorganized NII now and in the future, including real and personal property and assets, with the security interests granted to MCC, the Indenture Trustee for the benefit of the holders of the NII Senior Notes and the Collateral Agent for the benefit of the Benefited Parties having the relative priorities set forth in this Agreement;

     Whereas, pursuant to the Plan, the New MEFA, the New EFA and the NII Senior Notes will also be guaranteed by NII and certain of its subsidiaries, including, Nextel Mexico, Nextel Peru, Nextel Argentina, MIBL and their respective parents and subsidiaries (subject, in the case of the NII Senior Notes, to certain exceptions agreed upon by the holders of the NII Senior Notes) with the guaranties granted for the NII Senior Notes being subordinated and junior only to the guaranties granted for the New MEFA and the New EFA and then only to the extent set forth herein;

     Whereas, concurrently with the execution of this Agreement, (i) MCC and the MEFA Borrowers will execute and enter into the New MEFA and (ii) MCC and the EFA Borrower will execute and enter into the New EFA;

     Whereas, concurrently with the execution of this Agreement, the NII Senior Notes will be issued and governed pursuant to the NII Senior Notes Indenture;

     Whereas, concurrently with the execution of this Agreement, the New MEFA, the New EFA, and the NII Senior Notes Indenture, the MEFA Borrowers, the EFA Borrower, the Guarantors and all other applicable affiliates of NII will execute and deliver to the Collateral Agent, in those jurisdictions where the Collateral Agent has authority legally to act on behalf of the Benefited Parties, the Collateral Documents pursuant to which the EFA Borrower, certain of the MEFA Borrowers and certain of the Guarantors (as applicable) (and any such other affiliates) shall grant to the Collateral Agent for the benefit of the Benefited Parties (or directly to the Benefited Parties represented by the Collateral Agent in those jurisdictions where the granting to the Collateral Agent for the Benefited Parties is not viable) a Lien and security interest in the assets of such Person as described therein and/or a guaranty of the obligations arising under the New MEFA, the New EFA and the NII Senior Notes;

     Whereas, concurrently with the execution of this Agreement, the New MEFA, the New EFA, and the NII Senior Notes Indenture, in those jurisdictions where the Collateral Agent does not have authority legally to act on behalf of the Benefited Parties, the EFA Borrower, the

MEFA Borrowers and the applicable Guarantors (and any such other affiliates) will execute and deliver to MCC as Lienholder (or directly to the Benefited Parties represented by MCC as Lienholder in those jurisdictions where the granting to MCC as Lienholder for the Benefited Parties is not viable) the Collateral Documents pursuant to which the EFA Borrower, the MEFA Borrowers and the Guarantors (as applicable) (and any such other affiliates) shall grant to MCC as Lienholder, a Lien on and security interest in the assets of such Person as described therein and/or a guaranty of the obligations arising under the New EFA, the New MEFA and (subject to certain exceptions) the NII Senior Notes Indenture, it being understood that the Lien granted to MCC as Lienholder, and any guaranty given to MCC as Lienholder, is on behalf of the Benefited Parties and not solely for the benefit of MCC;

     Whereas, pursuant to the terms of the Plan, the parties hereto desire to (i) define their respective rights with respect to the Collateral, (ii) define the rights and duties of the Collateral Agent and MCC as Lienholder with respect to the Collateral and (iii) provide for other miscellaneous duties and rights of the Collateral Agent and MCC as Lienholder in connection with the foregoing transactions.

     In consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements set forth below, the parties hereby agree as follows:

SECTION 1.   DEFINITIONS.
     As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural terms defined).

     “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as now in effect or hereafter amended.

     “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over NII and NII Holdings (Delaware), Inc. in their bankruptcy cases.

     “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

     “Benefited Obligations” means, collectively, the EFA Obligations, the MEFA Obligations, and the NII Senior Notes Obligations.

     “Benefited Parties” means, collectively, (i) until such time as the MEFA Obligations and the EFA Obligations have been paid in full, MCC as the holder of the EFA Obligations and the MEFA Obligations and (ii) until such time as the NII Senior Notes Obligations have been paid in full, the NII Indenture Trustee on behalf of (and for the benefit of) the holders of the NII Senior Notes.

     “Collateral” means all assets, rights, real and personal property and interests in real and personal property of any kind whatsoever, tangible or intangible, mixed and wherever located of the Grantor(s), whether now owned or hereafter acquired, upon which a Lien is now or hereafter granted or purported to be granted and the Proceeds thereof in which a Lien has been created under the Collateral Documents.

     "Collateral Agent” means Citibank, N.A., a national banking association, in its capacity as collateral agent for the Benefited Parties under the Collateral Documents (and such term includes any agents or sub-agents in any applicable jurisdiction) and any replacement or successor collateral agent appointed in accordance with Section 2.7 hereof.

     “Collateral Documents” means, collectively, the MEFA Documents, the EFA Documents, the NII Senior Notes Documents and the Intercreditor Agreement.

     “Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

     “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.

     “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     “Debtors” has the meaning set forth in the recitals hereof.

     “EFA Borrower” means Nextel Telecomunicações Ltda., a Brazilian limited liability company.

     “EFA Collateral” means all assets, rights, real and personal property and interests in real and personal property of any kind whatsoever, tangible or intangible, mixed and wherever located of the EFA Borrower and EFA Guarantors, whether now owned or hereafter acquired, upon which a Lien is now or hereafter granted or purported to be granted and the Proceeds thereof in which a Lien has been created under the EFA Documents.

     “EFA Collateral Documents” means those mortgages, stock pledges, and other financing agreements listed on Schedule 2 and designated as such.

     “EFA Documents” means and includes, respectively, (i) the New EFA, (ii) the EFA Guaranties, (iii) EFA Collateral Documents, and (iv) and all other documents, instruments and agreements now or hereafter evidencing or securing the whole or any part of the New EFA, including any documents evidencing, securing or guaranteeing any complete, partial or successive refunding, refinancing thereof or replacement of the New EFA and any amendments, modifications, renewals or extensions of any of the foregoing, but excluding (for purposes of this clause (iv)) the MEFA Documents executed by the MEFA Borrowers or by the MEFA Guarantors (other than NII) and provided that the aggregate principal amount of any such refunding, refinancing or replacement or any such amended, modified, renewed or extended New

EFA shall not in any event exceed 110% of the aggregate outstanding principal amount of the EFA Obligations at the time of such refunding, refinancing, replacement, amendment, modification, renewal or extension.

     “EFA Enforcement Actions” means any action, whether by judicial proceedings or otherwise, to enforce any of the rights and remedies granted pursuant to the EFA Documents or the EFA Guaranties against the EFA Collateral or any Obligor, upon the occurrence of an Event of Default.

     “EFA Guaranties” means those guaranty agreements executed from time to time by NII and the EFA Guarantors.

     “EFA Guarantors” means (i) NII , (ii) those Persons listed on Schedule 3 and designated as such, and (iii) any other Person that, after the date hereof, executes a guaranty for the benefit of the New EFA, and is or becomes a direct or indirect subsidiary of MIBL but excluding (for purposes of this clause (iii)) any Person which is or becomes a subsidiary of any MEFA Guarantor listed on Schedule 3 and designated as such.

     “EFA Obligations” means all debts, liabilities and obligations arising under the New EFA, or the EFA Documents, owing by the EFA Borrower and EFA Guarantors as the case may be, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation (i) the outstanding principal amount of the New EFA, accrued and unpaid interest thereon, and (ii) all reasonable fees, including reasonable attorneys’ fees, trustee fees, collateral agent fees, collection costs and other expenses otherwise payable under the EFA Documents.

     “Effective Date” means a day, as determined by the Debtors, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date in the Plan have been met or waived.

     “Enforcement Actions” means any action, whether by judicial proceedings or otherwise, to enforce any of the rights and remedies granted pursuant to the Collateral Documents or the Guaranties against the Collateral or any Obligor, upon the occurrence of an Event of Default.

     “Event of Default” means (i) any event of default described in the MEFA Documents, the EFA Documents or the NII Senior Notes Documents or (ii) any failure of an Obligor to perform its obligations hereunder, including, without limitation, its obligations under Section 2.8 hereof, which failure continues uncured and unwaived for 5 or more consecutive days.

     “Excess Proceeds Offer” shall have the meaning ascribed to such term in the NII Senior Notes Indenture.

     “Excluded Collateral” means the Collateral granted from time to time in favor of MCC under the Collateral Documents listed on Schedule 7 or by the Persons listed on Schedule 7.

     “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Reorganization Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

     “Grantors” means without duplication, and collectively, NII, the EFA Borrower, the MEFA Borrowers, the Guarantors and any other Person who grants a Lien on any Collateral under any Collateral Document.

     “Guaranties” means, collectively, the MEFA Guaranties, the EFA Guaranties and the NII Senior Notes Guaranties; it being understood that the MEFA Guaranties, the EFA Guaranties and the NII Senior Notes Guaranties may, in certain circumstances be constituted in a single guaranty (e.g., MIBL’s guarantees of the EFA Obligations, the MEFA Obligations and the NII Senior Notes Obligations will be embodied in a single guarantee agreement).

     “Guarantors” means the MEFA Guarantors, the EFA Guarantors, and the NII Senior Notes Guarantors and any other Person who becomes a Guarantor subsequent to the execution of this Agreement.

     “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     “MCC” has the meaning set forth in the recitals hereof.

     “MCC as Lienholder” has the meaning set forth in the recitals hereof.

     “MEFA Borrowers” means those Persons listed on Schedule 1.

     “MEFA Collateral” means all assets, rights, real and personal property and interests in real and personal property of any kind whatsoever, tangible or intangible, mixed and wherever located of the MEFA Borrowers and MEFA Guarantors, whether now owned or hereafter acquired, upon which a Lien is now or hereafter granted or purported to be granted and the Proceeds thereof in which a Lien has been created under the MEFA Documents.

     “MEFA Collateral Documents” means those mortgages, stock pledges, and other financing agreements listed on Schedule 2 and designated as such.

     “MEFA Documents” means and includes, respectively, (i) the New MEFA, (ii) the MEFA Guaranties, (iii) MEFA Collateral Documents, and (iv) and all other documents, instruments and agreements now or hereafter evidencing or securing the whole or any part of the New MEFA, including any documents evidencing, securing or guaranteeing any complete, partial or successive refunding, refinancing thereof or replacement of the New MEFA and any amendments, modifications, renewals or extensions of any of the foregoing, but excluding (for purposes of this clause (iv)) the EFA Documents executed by the EFA Borrower or by the EFA Guarantors (other than NII) and provided that the aggregate principal amount of any such refunding, refinancing or replacement or any such amended, modified, renewed or extended New MEFA shall not in any event exceed 110% of the sum of (A) the aggregate outstanding principal amount of the MEFA Obligations at the time of such refunding, refinancing, replacement, amendment, modification, renewal or extension plus (B) the aggregate Tranche A Available Commitment (as defined in the New MEFA as of the date hereof) under the New MEFA at the time of such refunding, refinancing, replacement, amendment, modification, renewal or extension.

     “MEFA Enforcement Actions” means any action, whether by judicial proceedings or otherwise, to enforce any of the rights and remedies granted pursuant to the MEFA Documents or the MEFA Guaranties against the MEFA Collateral or any Obligor, upon the occurrence of an Event of Default.

     “MEFA Guaranties” means those guaranty agreements executed from time to time by NII and the MEFA Guarantors.

     “MEFA Guarantors” means (i) NII, (ii) those Persons listed on Schedule 3 and designated as such, and (iii) any other Person that may, after the date hereof, execute a guaranty for the benefit of the New MEFA, but excluding (for purposes of this clause (iii)) any Person which is or becomes a subsidiary of an EFA Guarantor listed on Schedule 3 and designated as such.

     “MEFA Obligations” means all debts, liabilities and obligations arising under the New MEFA, or any MEFA Document, owing by the MEFA Borrowers and MEFA Guarantors as the case may be, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation (i) the outstanding principal amount of the New MEFA, accrued and unpaid interest thereon, and (ii) all reasonable fees, including reasonable attorneys’ fees, trustee fees, collateral agent fees, collection costs and other expenses otherwise payable under the MEFA Documents.

     “MIBL” means McCaw International (Brazil), Ltd., a Virginia corporation.

     “Motorola” means Motorola, Inc., a Delaware corporation

     “New EFA” means that certain Second Amended and Restated Equipment Financing Agreement in the aggregate principal amount of $103,193,135.28 to be entered into as of the Effective Date by the EFA Borrower and MCC together with all EFA Documents. At no time after the Effective Date shall the outstanding principal amount of the New EFA exceed

$103,193,135.28 plus 10% of such amount minus any payments in respect of the principal amount of the EFA Obligations.

     “New MEFA” means that certain Master Equipment Loan Agreement providing a Tranche A commitment of $56,650,000 and a Tranche B commitment of $225,000,000 to be entered into as of the Effective Date by the MEFA Borrowers and MCC, together with all MEFA Documents. At no time after the Effective Date shall the outstanding principal amount of the New MEFA exceed $281,650,000 plus 10% of such amount minus any permanent commitment reductions under the New MEFA or payments in respect of the principal amount of the MEFA Obligations.

     “NII” means NII Holdings, Inc. a Delaware corporation and one of the Debtors.

     “NII Cayman” means NII Holdings (Cayman), Ltd., a company incorporated under the laws of the Cayman Islands.

     “NII Delaware” means NII Holdings (Delaware), Inc., a Delaware corporation and one of the Debtors.

     “NII Indenture Trustee” means Wilmington Trust Company, solely in its capacity as an indenture trustee under the NII Senior Notes Indenture.

     “NII Senior Notes” means those certain senior secured discount notes of NII Cayman in the aggregate principal amount at scheduled maturity of $180,820,855 governed by the NII Senior Notes Indenture.

     “NII Senior Notes Documents” means (i) the NII Senior Notes Indenture, (ii) the NII Senior Notes Guaranties, (iii) the MEFA Collateral Documents, (iv) the EFA Collateral Documents, and (v) all other documents, instruments and agreements now or hereafter evidencing or securing the whole or any part of the NII Notes Obligations, including any documents evidencing, securing or guaranteeing any complete, partial or successive refunding, refinancing thereof or replacement of any NII Notes Obligations and any amendments, modifications, renewals or extensions of any documents and instruments from time to time executed and delivered to the NII Indenture Trustee in connection with the NII Senior Notes.

     “NII Senior Notes Guaranties” means those guaranty agreements executed by NII and the NII Senior Notes Guarantors that guaranty the obligations under the NII Senior Notes.

     “NII Senior Notes Guarantors” means NII and those Persons listed on Schedule 4 and designated as such, and any other Person that may, after the date hereof, execute a guaranty for the benefit of the NII Senior Notes.

     “NII Senior Notes Indenture” means the Indenture, dated as of the Effective Date, among NII Cayman, the NII Senior Notes Guarantors and the NII Indenture Trustee, governing the NII Senior Notes.

     “NII Senior Notes Obligations” means all debts, liabilities and obligations arising under the NII Senior Notes, the NII Senior Notes Indenture, the NII Senior Notes Documents, or any agreement related thereto, owing by NII Cayman or a NII Senior Notes Guarantor, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation (i) the outstanding principal amount of the NII Senior Notes, accrued and unpaid interest thereon, and (ii) all reasonable fees, including reasonable attorneys’ fees, trustee fees, collateral agent fees, collection costs and other expenses otherwise payable under the NII Senior Notes Indenture and related documents thereunder.

     “Obligors” means, collectively, NII, NII Cayman, the MEFA Borrowers, the EFA Borrower and the Guarantors.

     “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or a governmental agency or political subdivision thereof.

     “Petition Date” means May 24, 2002.

     “Plan” has the meaning set forth in the recitals hereof together with all exhibits attached thereto or referenced therein, as the same may be amended, modified or supplemented.

     “Proceeds” has the meaning assigned to it under the Uniform Commercial Code and, in any event, includes but is not limited to, (a) any and all proceeds of any collection, sale, lease or other disposition of the Collateral, and (b) any and all amounts from time to time paid or payable under or in connection with any of the Collateral.

     “Reorganization Case” means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to both Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

     “Reorganized NII” means NII on and after the Effective Date.

SECTION 2.   THE COLLATERAL AGENT.

     Section 2.1 Appointment of Collateral Agent. Citibank, N.A. is hereby appointed as Collateral Agent for the Benefited Parties with respect to the Liens on the Collateral in those jurisdictions listed on Schedule 5 set forth next to its name, the Guaranties and the rights and remedies granted pursuant to the Collateral Documents for those jurisdictions and the Collateral Agent accepts such appointment and agrees to act as such agent for purposes of this Agreement, the Collateral Documents, and the Guaranties. The Benefited Parties hereby authorize and direct the Collateral Agent to act in accordance with the terms of this Agreement notwithstanding any contrary provision in the Collateral Documents with respect to Enforcement Actions, the application of any Collateral or Proceeds thereof, administrative matters and the release of Collateral. The Collateral Agent hereby accepts and agrees to, and the Obligors hereby acknowledge and consent to, the foregoing appointment, authorization and direction of the Benefited Parties.

     Section 2.2 Authorization to Execute Documents. Each Benefited Party hereby authorizes and directs the Collateral Agent, for the purpose set forth in Section 4.2, to accept delivery of the Collateral Documents in those applicable jurisdictions on Schedule 5 set forth next to its name and to execute and deliver each of the other Collateral Documents which require execution and delivery by the Collateral Agent for those jurisdictions, in accordance with Section 2.1 above.

     Section 2.3 Duties of Collateral Agent. The Collateral Agent shall not commence an Enforcement Action except in accordance with Section 4.1; provided that if the Collateral Agent is prohibited by any court order or applicable law from commencing any Enforcement Action, the Collateral Agent shall seek the requisite authority to commence such Enforcement Action but shall not be obligated to commence such Enforcement Action until such authority is obtained. All decisions with respect to the type of Enforcement Action which is to be commenced shall be made in accordance with this Agreement. The Collateral Agent will use its commercially reasonable efforts to pursue reasonably diligently the prosecution of any Enforcement Action which the Collateral Agent is authorized or directed to initiate pursuant to this Agreement.

     Section 2.4 Requesting Instructions. The Collateral Agent may at any time request written directions from the Benefited Parties as to any course of action or any matter relating to the performance of its duties under this Agreement, and the Benefited Parties shall respond to such request in a reasonably prompt manner.

     Section 2.5 Administrative Actions and Release of Collateral. The Obligors in those jurisdictions where applicable shall take such action as is necessary to perfect or continue the perfection of the Liens in favor of the Collateral Agent (or MCC as Lienholder, as applicable) (or directly to the Benefited Parties represented by either the Collateral Agent or MCC as Lienholder, as applicable, in those jurisdictions where the granting to the Collateral Agent or MCC as Lienholder for the Benefited Parties is not viable) on the Collateral held for the benefit of the Benefited Parties unless otherwise directed by the Benefited Parties, including the preparation and filing of all UCC financing statements and continuation statements or other documents required to be filed by the terms of this Agreement and the Collateral Documents. The Collateral Agent shall not release any of the Collateral held for the benefit of the Benefited Parties in the appropriate jurisdiction, or any Liens on the Collateral held for the benefit of the Benefited Parties, except: (i) if there remains any outstanding principal amount of indebtedness under the New MEFA or New EFA, at the direction of MCC with written notice to the NII Indenture Trustee, provided that the Proceeds of any Collateral so released are applied to the EFA Obligations or MEFA Obligations, as applicable, (ii) if there remains no outstanding principal amount of Indebtedness under the New MEFA or New EFA, at the direction of the NII Indenture Trustee, (iii) upon payment in full of the Benefited Obligations; or (iv) upon the joint instruction of the Benefited Parties. MCC as Lienholder shall not release any of the Collateral held for the benefit of the Benefited Parties in the appropriate jurisdiction, or any Liens on the Collateral held for the benefit of the Benefited Parties, except: (i) if there remains any outstanding principal amount of indebtedness under the New MEFA or New EFA, at the direction of MCC with written notice to the NII Indenture Trustee, provided that the Proceeds of any Collateral so released are applied to the EFA Obligations or MEFA Obligations, as applicable, (ii) if there remains no outstanding principal amount of Indebtedness under the New MEFA or New EFA, at the direction of the NII Indenture Trustee, (iii) upon payment in full of the Benefited Obligations; or (iv) upon the joint instruction of the Benefited Parties. Upon request by the Collateral Agent (or MCC as Lienholder, as applicable) at any time, the Benefited Parties will direct in writing the Collateral Agent (or MCC as Lienholder, as applicable) to release particular types or items of Collateral pursuant to this Section 2.5.

     Section 2.6 Retention of Attorneys and Other Agents; Collateral Agent Matters.

     (a)    Retention of Agents. The Collateral Agent and MCC as Lienholder may each execute any of its/their respective powers hereunder under the Collateral Documents or perform any of its duties hereunder or thereunder either directly or by or through agents or attorneys and neither the Collateral Agent nor MCC as Lienholder shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     (b)    Use of Attorneys. The Collateral Agent and MCC as Lienholder may each consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c)    No Investigation. Neither the Collateral Agent nor MCC as Lienholder shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document.

     (d)    Action Taken in Good Faith. Neither the Collateral Agent nor MCC as Lienholder shall be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or the Collateral Documents to which it is a party. Neither the Collateral Agent nor MCC as Lienholder shall be liable for any error of judgment made in good faith, unless its shall be proved that the Collateral Agent or MCC as Lienholder, as the case may be, was grossly negligent in ascertaining the pertinent facts.

     (e)    Notice of Default. Neither the Collateral Agent nor MCC as Lienholder shall be deemed to have notice of any Default or Event of Default unless an officer of the Collateral Agent or MCC as Lienholder (as applicable) has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Collateral Agent or MCC as Lienholder (as applicable).

     (f)    Rights, Privileges and Protections. The rights, privileges, protections, immunities and benefits given to each of the Collateral Agent and MCC as Lienholder in this Agreement, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each of the Collateral Agent and MCC as Lienholder in each of its capacities hereunder (but not MCC in its capacity as its capacity as a Benefited Party), and each agent, custodian and other person employed by it to act hereunder.

     (g)    Officer’s Certificate. Each of the Collateral Agent and MCC as Lienholder may request that the Obligors and the Benefited Parties deliver an officer’s certificate setting forth the names of individuals and/or the titles of officers authorized at such time to take specified actions pursuant to this Agreement, which officer’s certificate may be signed by any person authorized to sign an officer’s certificate of such Obligor and/or Benefited Party (as the case may be).

     (h)    Risk of Funds. No provision of this Agreement shall require either the Collateral Agent or MCC as Lienholder to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 2.7 Resignation of Collateral Agent.

        (a)    The Collateral Agent may resign at any time upon sixty days’ written notice to the Benefited Parties and may be removed at any time, with or without cause, upon the written request sent to the Collateral Agent 30 days prior to the removal date by either MCC (with prior written notice to the NII Indenture Trustee) or the NII Indenture Trustee (with prior written notice to MCC) at the written direction of the holders of a majority in principal amount of the NII Senior Notes.

        (b)    If the Collateral Agent resigns or is removed pursuant to Subsection 2.7(a), MCC shall select and appoint a replacement Collateral Agent by written notice to the retiring Collateral Agent and the NII Indenture Trustee. MCC may, in its sole discretion, select the replacement Collateral Agent so long as the replacement Collateral Agent is a commercial bank (i) organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $100.0 million in capital reserves and (ii) with demonstrated experience in acting as a collateral agent in similar circumstances. If the proposed replacement Collateral Agent does not meet the conditions set forth in the preceding sentence, MCC may select a proposed replacement Collateral Agent subject to the consent of the NII Indenture Trustee, such consent not to be unreasonably withheld or delayed.

        (c)    Upon any replacement of the Collateral Agent, the retiring Collateral Agent shall assign, transfer and deliver to the new Collateral Agent, without recourse to the retiring Collateral Agent, (i) all of the Liens on all Collateral granted to the Collateral Agent pursuant to the Collateral Documents, and (ii) all right, title and interest of the Collateral Agent under this Agreement and the Collateral Documents.

        (d)    If no successor Collateral Agent is appointed within forty-five (45) days following a retiring Collateral Agent’s notice of resignation pursuant to Section 2.7(b), then the NII Indenture Trustee shall have a period of thirty (30) days to effect such an appointment (subject to MCC’s consent if the conditions set forth in Section 2.7(b) are not satisfied). If no successor Collateral Agent is appointed within seventy five (75) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and MCC shall perform all of the duties of the Collateral Agent hereunder, and shall be the “Collateral Agent” for purposes of this Agreement, until such time, if any, as a new successor Collateral Agent is appointed in accordance with paragraph (b) above.

     Section 2.8 Compensation and Indemnification of Collateral Agent and MCC as Lienholder by Obligors etc.

        (a)    Compensation. The Obligors hereby jointly and severally agree to pay to the Collateral Agent from time to time such compensation as the Obligors and the Collateral Agent shall from time to time agree in writing for all services rendered by it hereunder. Except as otherwise expressly provided herein, the Obligors hereby jointly and severally agree to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement or any of the Collateral Documents to which the Collateral Agent is a party (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith.

        (b)    Indemnification. The Obligors hereby jointly and severally agree to indemnify and hold the Collateral Agent and MCC as Lienholder, its officers, directors, employees and agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent or MCC as Lienholder) (collectively, the “Indemnified Parties’) harmless against any and all costs, claims, damages, penalties, liabilities, losses and expenses (including, but not limited to, court costs and reasonable attorneys’ fees) which may be incurred by or asserted against any Indemnified Party by reason of its status as agent hereunder or which pertain, whether directly or indirectly, to this Agreement or the Collateral Documents or to any action or failure to act of the Collateral Agent or MCC as Lienholder, as agent for the Benefited Parties hereunder or thereunder, except to the extent any such action or failure to act by the Indemnified Party constitutes gross negligence or willful misconduct. The joint and several obligations of the Obligors under this Section 2.8 shall survive the payment in full of the Benefited Obligations, any resignation or removal of the Collateral Agent pursuant to Section 2.7, and the termination of this Agreement pursuant to Section 6.15.

     Section 2.9 Indemnification of Collateral Agent and MCC as Lienholder by MCC. If and to the extent the Obligors fail to discharge any of their obligations to the Collateral Agent or MCC as Lienholder pursuant to Section 2.8, MCC agrees to discharge such obligations. This Section 2.9 shall survive termination of this Agreement. To the extent that the Obligors do not reimburse MCC for any payment made by MCC under this Section 2.9, such unreimbursed payments shall be allocated (on the basis of principal amounts) to, and constitute a part of, the EFA Obligations and the MEFA Obligations.

     Section 2.10 Liability of Collateral Agent and MCC as Lienholder.

        (a)    In the absence of gross negligence or willful misconduct, neither the Collateral Agent nor MCC as Lienholder will be liable to the Benefited Parties for any action or failure to act or any error or judgment, negligence, mistake or oversight on its part or on the part of any of its officers, directors, employees or agents.

        (b)    Anything in this Agreement or in any of the Collateral Documents to which the Collateral Agent or MCC as Lienholder is a party to the contrary notwithstanding, in no event shall the Collateral Agent or MCC as Lienholder be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Collateral Agent or MCC as Lienholder has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

        (c)    In the event that the Collateral Agent or MCC as Lienholder is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion (or the sole discretion of MCC as Lienholder, as the case may be) may cause the Collateral Agent (or MCC as Lienholder) to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent (or MCC as Lienholder) to incur liability under CERCLA or any other federal, state or local law, each of the Collateral Agent and MCC as Lienholder reserves the right, instead of taking such action, either to resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court appointed receiver.

        (d)    Neither the Collateral Agent nor MCC as Lienholder shall be liable to the Obligors, the Benefited Parties or any other person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.

     Section 2.11 No Reliance on Collateral Agent or MCC as Lienholder.

        (a)    None of the Collateral Agent, MCC as Lienholder, or any of their respective officers, directors, employees or agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent or MCC as Lienholder) shall be deemed to have made any representations or warranties, express or implied, with respect to, nor shall the Collateral Agent, MCC as Lienholder or any such officer, director, employee or agent be liable to the Benefited Parties or responsible for (i) any representations, warranties or recitals made by any Obligor in the Collateral Documents, or any other agreement, certificate, instrument or document executed by any in connection therewith, (ii) the due or proper execution or authorization of this Agreement, the Collateral Documents by any Person other than the Collateral Agent (or MCC as Lienholder, as the case may be) with respect to such documents to which the Collateral Agent is a party, or the effectiveness, enforceability, validity, genuineness or collectibility as against any Obligor of any of the Collateral Documents or any other agreement, certificate, instrument or document executed by any Obligor in connection therewith, (iii) the present or future solvency or financial worth of any Obligor, or (iv) the value, condition, existence or ownership of any of the Collateral for the benefit of the Benefited Parties or the existence, validity or perfection of any Lien upon the Collateral for the benefit of the Benefited Parties (whether now or hereafter held or granted) or the sufficiency of any action, filing, notice or other procedure taken or to be taken to perfect, attach or vest any Lien on the Collateral for the benefit of the Benefited Parties.

        (b)    Other than actions expressly required to be taken by it under this Agreement, neither the Collateral Agent nor MCC as Lienholder shall be required, either initially or on a continuing basis, to (i) make any inquiry, investigation, evaluation or appraisal respecting, or enforce performance by any Obligor of any of the covenants, agreements or obligations under any Collateral Document, or (ii) undertake any other actions.

        (c)    Each of the Collateral Agent and MCC as Lienholder shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, facsimile or other paper or document given to it by any Person reasonably and in good faith believed by it to be genuine and correct and to have been signed or sent by such Person.

     Section 2.12 Appointment of Sub-Collateral Agent; sub-agent for MCC as Lienholder.

It is the purpose of this Agreement that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to act as a collateral agent in such jurisdiction. It is recognized that in case of litigation under this Agreement, and in particular in case of the enforcement thereof on default, or in the case the Collateral Agent or MCC as Lienholder deems it necessary to appoint a sub-collateral agent or deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Collateral Agent (or MCC as Lienholder, as the case may be) or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent (or MCC as Lienholder, as the case may be) appoint an individual or institution as a separate or sub-collateral agent. The following provisions of this Section are adopted to these ends.

        (a)    In the event that the Collateral Agent or MCC as Lienholder appoints an additional individual or institution as a separate or sub-collateral agent, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Collateral Agent or MCC as Lienholder (as the case may be) with respect thereto shall be exercisable by and vest in such separate or sub-collateral agent, but only to the extent necessary to enable such separate or sub-collateral agent to exercise such powers, rights and remedies, and only to the extent that the Collateral Agent or MCC as Lienholder (as the case may be) by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or sub-collateral agent shall run to and be enforceable by either of them.

        (b)    Should any instrument in writing from the Benefited Parties or the Obligors be required by the separate or sub-collateral agent so appointed by the Collateral Agent or by MCC as Lienholder for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Benefited Parties or the Obligors (as the case may be); provided, that if an Event of Default shall have occurred and be continuing, if the Benefited Parties or the Obligors (as the case may be) do not execute any such instrument within fifteen (15) days after request therefor, the Collateral Agent (or MCC as Lienholder, as the case may be) and the sub-collateral agent shall be empowered as an attorney-in-fact for the Benefited Parties and the Obligors to execute any such instrument in the Benefited Parties’ and Obligors’ names and stead. The Benefited Parties shall cause the Collateral Agent to appoint those sub-collateral agents listed on Schedule 5 with respect to the Liens in the Collateral in those jurisdictions listed on Schedule 5. A sub-collateral agent may resign upon 45 days’ written notice thereof to the Collateral Agent and may be removed by giving upon 45 days’ written notice at any time with or without cause by the Collateral Agent. Prior to the effectiveness of any such resignation or removal, each of the Collateral Agent and MCC shall have the right to appoint a successor sub-collateral agent which such successor sub-collateral agent may, at the sole election of MCC, be MCC. If such successor sub-collateral agent is not MCC, then such successor sub-collateral agent shall be a bank or trust company incorporated under the laws of the respective country of where the sub-collateral agent is acting having combined capital and surplus of at least US$50,000,000 or a foreign equivalent thereof. If in respect of the resignation of the sub-collateral agent no successor sub-collateral agent shall have been so appointed by the Collateral Agent and shall have accepted such appointment within 30 days after the retiring sub-collateral agent’s giving of notice of resignation, then the retiring sub-collateral agent shall, prior to the effectiveness of its resignation, on behalf of the Collateral Agent, (i) appoint a successor sub-collateral agent or (ii) petition any court of competent jurisdiction for the appointment of a successor’s sub-collateral agent, which in either case shall be a bank or trust company incorporated under the laws of the country where the sub-collateral agent is acting having a combined capital and surplus of at least US$50,000,000 or a foreign equivalent thereof. Upon the acceptance of any appointment as sub-collateral agent hereunder by a successor sub-collateral agent, such successor sub-collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring sub-collateral agent, and the retiring sub-collateral agent shall be discharged from its duties and obligations under this Agreement. After any retiring sub-collateral agent’s resignation or removal hereunder as sub-collateral agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was sub-collateral agent under this Agreement and the respective Collateral Documents. Any corporation into which the sub-collateral agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the sub-collateral agent shall be a party, shall be sub-collateral agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

        (c)    Every separate collateral agent and sub-collateral agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights and powers, conferred or imposed upon the Collateral Agent (or MCC as Lienholder, as applicable) shall be conferred or imposed upon and may be exercised or performed by such separate collateral agent or sub-collateral agent; and

(ii) No collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder.

        (d)     Any notice, request or other writing given to the Collateral Agent (or MCC as Lienholder, as applicable) shall be deemed to have been given to each of the then separate collateral agents and sub-collateral agents, as effectively as if given to each of them. Every instrument appointing any separate collateral agent or sub-collateral agent shall refer to this Agreement and the conditions of this Section 2.12.

     Section 2.13 Limitation on Duties of Collateral Agent and MCC as Lienholder in Respect of Collateral.

        (a)    Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor MCC as Lienholder shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. Neither the Collateral Agent nor MCC as Lienholder shall be responsible for preparing or filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Collateral Agent and MCC as Lienholder shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Neither the Collateral Agent nor MCC as Lienholder shall be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent (or MCC as Lienholder, as the case may be) in good faith.

        (b)    Neither the Collateral Agent nor MCC as Lienholder shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or wilful misconduct on the part of the Collateral Agent (or MCC as Lienholder, as the case may be), for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Obligors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Neither the Collateral Agent nor MCC as Lienholder shall have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the Collateral Documents by any of the parties thereto.

SECTION 3.  MCC AS LIENHOLDER.

In addition to, and without limiting the provisions of Section 2 which are applicable to MCC as Lienholder, the following provisions shall also apply to MCC in its capacity as MCC as Lienholder:

     Section 3.1 MCC as Lienholder as Collateral Agent. MCC is hereby appointed as the collateral agent for the Benefited Parties with respect to the Liens on the Collateral in those jurisdictions listed on Schedule 6, the Guaranties and the rights and remedies granted pursuant to the Collateral Documents for those jurisdictions. MCC as Lienholder accepts such appointment and agrees to act as such agent. The Benefited Parties hereby authorize and direct MCC as Lienholder to act in strict accordance with the terms of this Agreement notwithstanding any contrary provision in the Collateral Documents with respect to Enforcement Actions, the application of any Collateral or Proceeds thereof, administrative matters and the release of Collateral. MCC as Lienholder hereby accepts and agrees to, and the Obligors hereby acknowledge and consent to, the foregoing appointment, authorization and direction of the Benefited Parties.

     Section 3.2 Authorization to Execute Documents. Each Benefited Party hereby authorizes and directs MCC as Lienholder, for the purpose set forth in Section 4.2, to accept delivery of the Collateral Documents in those applicable jurisdictions on Schedule 6 and to execute and deliver each of the other Collateral Documents which requires execution and delivery by MCC as Lienholder for those jurisdictions.

     Section 3.3 Duties of MCC as Lienholder as Collateral Agent. MCC as Lienholder shall not commence an Enforcement Action except in accordance with Section 4.1; provided that if MCC as Lienholder is prohibited by any court order or applicable law from commencing any Enforcement Action, MCC as Lienholder shall seek the requisite authority to commence such Enforcement Action but shall not be obligated to commence such Enforcement Action until such authority is obtained. All decisions with respect to the type of Enforcement Action which is to be commenced shall be made in accordance with this Agreement MCC as Lienholder will use its commercially reasonable efforts to pursue diligently the prosecution of any Enforcement Action which MCC as Lienholder is authorized or directed to initiate pursuant to this Agreement.

     Section 3.4 No Reliance on MCC as Lienholder. Neither MCC as Lienholder nor any of its officers, directors, employees or agents (including, but not limited to, any attorneys acting at the direction or on behalf of MCC as Lienholder) shall be deemed to have made any representations or warranties, express or implied, with respect to, nor shall MCC as Lienholder or any such officer, director, employee or agent be liable to any Obligor or the NII Indenture Trustee or responsible for (i) any representations, warranties or recitals made by any Obligor in the Collateral Documents, or any other agreement, certificate, instrument or document executed in connection therewith, (ii) the due or proper execution or authorization of this Agreement, the Collateral Documents by any Person other than MCC with respect to such documents to which MCC as Lienholder is a party, or the effectiveness, enforceability, validity, genuineness or collectibility as against any Obligor under any of the Collateral Documents or any other agreement, certificate, instrument or document executed by any Obligor in connection therewith, (iii) the present or future solvency or financial worth of any Obligor, or (iv) the value, condition, existence or ownership of any of the Collateral for the benefit of the Benefited Parties or the existence, validity or perfection of any Lien upon the Collateral for the benefit of the Benefited Parties (whether now or hereafter held or granted) or the sufficiency of any action, filing, notice or other procedure taken or to be taken to perfect, attach or vest any Lien on the Collateral for the benefit of the Benefited Parties, except to the extent that MCC as Lienholder or any such officer, director, employee or agent has acted in a manner which would constitute gross negligence or willful misconduct.

     Section 3.5 Liability of MCC as Lienholder. In the absence of gross negligence or willful misconduct, MCC as Lienholder will not be liable to the Benefited Parties or any other party to this Agreement for any action or failure to act or any error or judgment, negligence, mistake or oversight on its part or on the part of any of its officers, directors, employees or agents.

SECTION 4.   ENFORCEMENT ACTIONS BY THE COLLATERAL AGENT AND MCC AS LIENHOLDER.

     Section 4.1 Enforcement Actions By the Collateral Agent and MCC as Lienholder.

        (a)    No Direct Action by Benefited Parties. If an Event of Default has occurred and is continuing, each Benefited Party agrees that it shall not exercise, or direct the Collateral Agent or MCC as Lienholder, as the case may be, to exercise, any rights or remedies or take any Enforcement Action that any Benefited Party, the Collateral Agent or MCC as Lienholder, as applicable, may have, as a result of the occurrence and continuance of such Event of Default, except as permitted in this Agreement. Each Benefited Party agrees that it will have recourse to the Collateral only through the Collateral Agent or MCC as Lienholder, as the case may be, that it shall have no independent recourse thereto and shall refrain from exercising any rights or remedies or taking Enforcement Actions under the Collateral Documents with respect to the Liens on the Collateral granted for the benefit of such Benefited Party which have or may have arisen or which may arise as a result of the occurrence of an Event of Default or an acceleration of any Benefited Obligations except as permitted in this Agreement.

        (b)    Standstills.

           (i)    MCC agrees that, notwithstanding anything to the contrary in the Collateral Documents (but subject to clause (ii) below), it will forbear, and will direct the Collateral Agent and MCC as Lienholder to forbear, from exercising its rights and remedies and taking Enforcement Action with respect to the occurrence of any Event of Default under the New EFA (including, without limitation, a failure of a representation made in the EFA with respect to NII to be true in all material respects when made) with respect to the Guarantees (and the related Collateral Documents) given by any of the Guarantors (including, without limitation the MEFA Guarantors and NII, in it capacity as an EFA Guarantor); provided that the foregoing forbearance shall not apply to the taking of an Enforcement Action with respect to the occurrence of any Event of Default under the New EFA against the EFA Guarantors (excluding from the EFA Guarantors for purposes of this proviso, NII).

           (ii)    MCC may pursue its rights and remedies with respect to the occurrence of any Event of Default under the New EFA, (A) against NII in respect of its EFA Guaranty at any time (1) upon the occurrence of any Event of Default under the New EFA with respect to the scheduled payment of principal of or interest on the EFA Obligations or with respect to any mandatory prepayment and (2) on or after January 1, 2005, and (B) against any Guarantor in respect of its Guaranty, at any time (1) when an Event of Default of the type described in Section 11.01(l) of the New EFA or Section 11.1(l) of the New MEFA has occurred and is continuing with respect to such Guarantor and (2) when an Event of Default has occurred and is continuing under the New MEFA.

           (iii)    MCC agrees that, notwithstanding anything to the contrary in the Collateral Documents (but subject to clause (iv) below), it will forbear, and will direct the

Collateral Agent and MCC as Lienholder to forbear, from exercising its rights and remedies and taking Enforcement Action with respect to the occurrence of any Event of Default under the New MEFA given by any of the Guarantors (including, without limitation the EFA Guarantors and NII, in its capacity as a MEFA Guarantor); provided that the foregoing forbearance shall not apply to the taking of an Enforcement Action with respect to the occurrence of any Event of Default under the New MEFA against the MEFA Guarantors.

           (iv)    MCC may pursue its rights and remedies with respect to the occurrence of any Event of Default under the New MEFA, against any Guarantor in respect of its Guaranty, at any time (A) when an Event of Default of the type described in Section 11.01(l) of the New EFA or Section 11.1(l) of the New MEFA has occurred and is continuing with respect to such Guarantor and (B) when an Event of Default has occurred and is continuing under the New EFA.

        (c)    Event of Default under EFA. If an Event of Default has occurred and is continuing with respect to the EFA Collateral or any EFA Document and in those jurisdictions where MCC is acting as MCC as Lienholder, MCC as Lienholder shall act as the agent and attorney-in-fact on behalf of the Benefited Parties and shall be allowed in its sole discretion, but upon ten days’ written notice to the NII Indenture Trustee, subject to Section 4.1(b), to pursue any and all rights and remedies or EFA Enforcement Actions as it deems appropriate to realize on the EFA Collateral. Any Proceeds realized by MCC as Lienholder on the EFA Collateral shall be delivered in full to the Collateral Agent and applied as set forth in Section 4.2.

        (d)    Event of Default under MEFA. If an Event of Default has occurred and is continuing with respect to the MEFA Collateral or any MEFA Document and in those jurisdictions where MCC is acting as MCC as Lienholder, MCC as Lienholder shall act as the agent and attorney-in-fact on behalf of the Benefited Parties and shall be allowed in its sole discretion, but upon ten days’ written notice to the NII Indenture Trustee, subject to Section 4.1(b), to pursue any and all remedies or MEFA Enforcement Actions as it deems appropriate to realize on the MEFA Collateral. Any Proceeds realized by MCC on the MEFA Collateral shall be delivered in full to the Collateral Agent and applied as set forth in Section 4.2.

        (e)    Direction by MCC. In those jurisdictions applicable to the Collateral Agent, if an Event of Default has occurred and is continuing with respect to the MEFA Collateral, EFA Collateral, a MEFA Document or an EFA Document then, upon ten days’ written notice to the Collateral Agent and the NII Indenture Trustee, MCC shall have the power to direct the Collateral Agent to, subject to the provisions of Section 4.1(b), exercise any rights or remedies or take any Enforcement Action to collect or accelerate the applicable obligation related to the respective MEFA Document or EFA Document, or exercise any remedies arising under the applicable MEFA Document or EFA Document either at law or in equity by judicial proceedings or otherwise, including the commencement or initiation of any proceeding which is available to the Collateral Agent.

        (f)    Direction by NII Indenture Trustee. Until the MEFA Obligations and EFA Obligations are paid in full in cash, the NII Indenture Trustee shall not, without the prior written consent of MCC, direct the Collateral Agent or MCC as Lienholder, to take any action or Enforcement Action to collect or accelerate the NII Senior Notes or exercise any of the rights or remedies arising on account of an Event of Default under the NII Senior Notes Documents with respect to the NII Senior Notes Obligations or that otherwise may be available to the NII Indenture Trustee, either at law or in equity by judicial proceedings or otherwise, including the commencement or initiation of a proceeding until (i) the passage of 180 days from the occurrence of an Event of Default under the NII Senior Notes Documents, if such Event of Default shall not have been cured or waived within such period, and the NII Indenture Trustee gives ten days’ prior written notice to the Collateral Agent and MCC, which notice may be given before, but in no event shall be effective until the expiration of said 180 day period, (ii) the acceleration of the MEFA Obligations or EFA Obligations by the Collateral Agent or MCC as Lienholder or (iii) the commencement of any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up (whether voluntary or involuntary) of any Obligor by any Person other than the Benefited Parties. After the occurrence of an event described in clauses (i), (ii), or (iii) above, the NII Indenture Trustee may accelerate the NII Senior Notes and further direct the Collateral Agent or MCC as Lienholder to exercise any of the remedies with respect to the NII Senior Notes Documents and take any Enforcement Action subject only to the rights of the Collateral Agent and MCC under this Agreement, including without limitation, the rights of the Collateral Agent and MCC under the priority of payment and the distribution of Proceeds in Section 4.2 hereof. Any Proceeds of any such Enforcement Action will be applied in accordance with Section 4.2. Additionally, if following the acceleration of the MEFA Obligations or EFA Obligations, such acceleration is rescinded, then any acceleration of the NII Senior Notes by the NII Indenture Trustee shall likewise be rescinded if the Event of Default which gave rise to the acceleration was based solely upon the operation of a “cross default” provision triggered by an Event of Default under the MEFA Documents or EFA Documents.

     Section 4.2 Proceeds Received by Collateral Agent.

     All Proceeds received by the Collateral Agent or MCC as Lienholder pursuant to the exercise of any Enforcement Actions, rights or remedies accorded to the Collateral Agent or MCC as Lienholder, or by the operation of any of the terms of any of the Collateral Documents, Guaranties, NII Senior Notes Documents, EFA Documents or MEFA Documents including, without limitation, insurance proceeds, condemnation proceeds or Proceeds from the sale of Collateral or other Enforcement Action, shall be applied promptly by the Collateral Agent in the following order of priority:

           (i)    first, (A) to the Collateral Agent, the Indenture Trustee or MCC as Lienholder, to reimburse the Collateral Agent, the Indenture Trustee or MCC as Lienholder for payment of (i) the itemized reasonable costs and necessary expenses of such exercise of remedies, including reasonable fees and expenses of counsel, all reasonable expenses, liabilities, and advances made or incurred by the Collateral Agent, the Indenture Trustee or MCC as Lienholder in connection therewith and (ii) all other amounts due to the Collateral Agent, the Indenture Trustee or MCC as Lienholder in its capacity as such (including, without limitation, amounts owed by the Obligors under Section 2.8) and (B) partial reimbursement to MCC of any payments made under Section 2.9 for which the Obligors have not theretofore paid MCC (such partial reimbursement to be equal to an amount so that, after giving effect thereto, MCC’s unreimbursed payments under Section 2.9 equal the sum of the products (for each such payment made from time to time by MCC) of (I) the quotient of (1) the sum of the principal amount of the MEFA Obligations plus the principal amount of the EFA Obligations divided by (2) the sum of the principal amount of the NII Senior Notes Obligations plus the EFA Obligations plus the MEFA Obligations (in each case at the time of such payment) times (II) the amount of such payment made at such time by MCC.)

•	With Respect to Proceeds of MEFA Collateral:

           (ii)    second, to MCC for application to the MEFA Obligations in respect of principal and interest due on the New MEFA, first to payment of interest and then to payment of principal, then to any default interest, penalties, other fees or charges until such MEFA Obligations are acknowledged by MCC as paid in full;

           (iii)    third, on a pro rata basis (based upon outstanding principal amounts) to the NII Indenture Trustee and MCC for application to the NII Senior Notes Obligations and EFA Obligations in respect of principal and interest therein (in the event the NII Senior Notes or the EFA shall not have been accelerated, such application to constitute an Excess Proceeds Offer and a mandatory prepayment under the NII Senior Notes Indenture and the EFA, respectively), first to the payment of interest and then to payment of principal, then to any MCC fees or charges, then to any default interest, penalties, and other fees or charges until such NII Senior Notes Obligations and EFA Obligations are acknowledged, respectively, by the NII Indenture Trustee and MCC as paid in full; provided that with respect to the proceeds of the Excluded Collateral, such proceeds shall not be shared on a pro rata basis and shall be paid to MCC for application to the EFA Obligations in respect of principal and interest due, first to the payment of interest and then to payment of principal, then to any MCC fees or charges, then to any default interest, penalties, and other fees or charges until the EFA Obligations are acknowledged by MCC as paid in full;

           (iv)    fourth, any surplus, after payment in full of all Benefited Obligations, to the Person or Persons lawfully entitled to receive the same or as a court of competent jurisdiction may direct; provided that if the surplus is attributable to the proceeds of the Excluded Collateral payment of such surplus proceeds to the Person or Persons lawfully entitled to receive the same or as a court of competent jurisdiction may direct shall not be predicated on the payment in full of the NII Senior Notes Obligations.

•	With Respect to Proceeds of EFA Collateral:

           (ii)    second, to MCC for application to the EFA Obligations in respect of principal and interest due on the New EFA, first to payment of interest and then to payment of principal, then to any default interest, penalties, other fees or charges until such EFA Obligations are acknowledged by MCC as paid in full;

           (iii)    third, on a pro rata basis (based upon outstanding principal amounts) to the NII Indenture Trustee and MCC for application to the NII Senior Notes Obligations and MEFA Obligations in respect of principal and interest therein (in the event the NII Senior Notes or the EFA shall not have been accelerated, such application to constitute an Excess Proceeds Offer and a mandatory prepayment under the NII Senior Notes Indenture and the EFA, respectively), first to the payment of interest and then to payment of principal, then to any MCC fees or charges, then to any default interest, penalties, and other fees or charges until such NII Senior Notes Obligations and MEFA Obligations are acknowledged, respectively, by the NII Indenture Trustee and MCC as paid in full; and

           (iv)    fourth, any surplus, after payment in full of all Benefited Obligations, to the Person or Persons lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

           Any such Proceeds or monies received by the Collateral Agent or MCC as Lienholder, until applied as set forth above, shall be held by (or delivered to) the Collateral Agent in its custody in accordance with its regular procedures for handling deposited funds. Notwithstanding any provision contained in this Agreement or in any other Collateral Document to the contrary, each Collateral Agent shall be deemed to be a “Secured Party” under the UCC or any other applicable law and shall have a first-priority Lien on the Collateral for purposes of defining each of their relative rights with respect to amounts owed to them under this Agreement and under any other Collateral Documents.

     Section 4.3 Certain Payments Held in Trust. In the event that, notwithstanding the provisions of this Agreement prohibiting payment or distribution, if any of the Benefited Parties shall have received any payment or distribution or consideration in respect of the Benefited Obligations contrary to the provisions hereof from NII or any other Obligor, or on their behalf, then and in such event such payment or distribution or consideration shall be received and held in trust for the Collateral Agent and shall be paid over or delivered to the Collateral Agent for application to or as collateral for the payment or prepayment of all Benefited Obligations and shall be applied in order of priority as set forth in Section 4.2. Without limiting the foregoing, each of the Benefited Parties agrees that any Proceeds realized on the Collateral and received by the Collateral Agent or MCC as Lienholder, as the case may be (including without limitation in the event of the liquidation or sale of the assets of any Obligor by reason of any proceedings described in Section 5.2), shall be held (or delivered to) and applied by the Collateral Agent as set forth in Section 4.2. Each Benefited Party agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Obligors, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code (or other applicable statute under the laws of any applicable jurisdiction) or other security or interest arising from, or in lieu of, such secured claim, received by such Benefited Party under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any EFA Obligations, MEFA Obligations or NII Senior Notes Obligations (as applicable) either while an Event of Default exists or in violation of the terms of the New MEFA, the New EFA or the New Senior Notes Indenture, such payment shall be deemed to be received in trust for the benefit of the Benefited Parties and such payment shall be promptly paid over to the Collateral Agent to be applied in accordance with Section 4.2 hereof.

     Section 4.4 Application of Proceeds by Benefited Parties. The distribution provisions of Section 4.2 are for the purpose of determining the relative amounts to be distributed to the Benefited Parties and not for the purpose of determining the final manner in which any amount distributed to each Benefited Party are actually to be applied to pay the Benefited Obligations owing to such Benefited Party, which application shall be made as provided in accordance with the NII Senior Notes Documents, or the MEFA Documents, or EFA Documents, as applicable, to which such Benefited Party is a party.

SECTION 5.  ADDITIONAL GUARANTIES OR LIENS; PROCEEDINGS.

     Section 5.1 Additional Guaranties or Liens. No Benefited Party shall obtain from any Person a guaranty in support of the Benefited Obligations owing to such Benefited Party, nor shall any Benefited Party obtain a Lien on any additional collateral securing the Benefited Obligations owing to such Benefited Party, unless either (i) such Person concurrently executes and delivers to all other Benefited Parties similar guaranties and/or security agreements in support of the Benefited Obligations owing to such other Benefited Parties or (ii) the Benefited Party(ies) which do not receive such guaranty and/or security agreement has either (a) agreed to waive its right to receive such guaranty and/or security agreement or (b) declined to be the beneficiary of such guaranty and/or security agreement.

     Section 5.2 Proceedings. In the event of any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution, protection, relief, reorganization or other winding up of any Obligor or its respective properties (whether voluntary or involuntary), the proceeds from such proceeding shall be applied in accordance with Section 4.2 hereof, and the Benefited Parties irrevocably authorize, empower and direct all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and the Benefited Parties also irrevocably authorize, empower and direct the Collateral Agent, the Indenture Trustee or MCC as Lienholder, to demand, sue for, collect and receive every such payment or distribution; and the Benefited Parties each agree to execute and deliver to the Collateral Agent, the Indenture Trustee or MCC as Lienholder, or its representative all such further instruments confirming the authorization referred to in the foregoing clause. The Benefited Parties each agree to prepare, execute, verify, deliver and file any proofs of claim in respect of the MEFA Obligations, EFA Obligations or NII Senior Notes Obligations requested by the Collateral Agent or MCC as Lienholder, in connection with any such proceeding and hereby irrevocably authorize, empower and appoint the Collateral Agent, the Indenture Trustee or MCC as Lienholder, its agent and attorney-in-fact to execute, verify, deliver and file (but not to vote) such proofs of claim upon the failure of the Benefited Parties to do so prior to 15 days before the expiration of time to file any such proof of claim; provided the Collateral Agent, the Indenture Trustee or MCC as Lienholder, shall have no obligation to execute, verify, deliver and/or file any such proof of claim. The MEFA Obligations, EFA Obligations, and the NII Senior Notes Obligations shall continue to be treated as MEFA Obligations, EFA Obligations, and NII Senior Notes Obligations, and the provisions of this Agreement shall continue to govern the relative rights and priorities of MCC and the NII Indenture Trustee even if all or part of the MEFA Obligations, EFA Obligations or the NII Senior Notes Obligations or the security interests securing the MEFA Obligations, EFA Obligations or NII Senior Notes Obligations are subordinated, set aside, avoided or disallowed in connection with any such proceeding and this Agreement shall be reinstated if at any time any payment of any of the MEFA Obligations or EFA Obligations or NII Senior Notes Obligations are rescinded or must otherwise be returned by MCC or the NII Indenture Trustee or any holder of the NII Senior Notes. Any amounts received in any such proceeding as a result of any such claims shall be paid to the Collateral Agent and disbursed in accordance with Section 4.2.

SECTION 6.   MISCELLANEOUS.

     Section 6.1 Entire Agreement; Relation of Benefited Parties. This Agreement represents the entire agreement among the Benefited Parties with respect to the subject matter hereof. This Agreement is entered into solely for the purposes set forth herein, and no Benefited Party assumes any responsibility to any other party hereto to advise such other party of information known to such Benefited Party regarding the financial condition of the Obligors or of any other circumstances bearing upon the risk of nonpayment of the Benefited Obligations.

     Section 6.2 Continued Effectiveness of this Agreement. The terms of this Agreement and the rights and the obligations of the Benefited Parties and the Collateral Agent arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the Collateral Documents; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Collateral Documents or any of the instruments or documents referred to in clause (a) above.

     Section 6.3 Cumulative Rights, No Waivers. Each and every right, remedy and power granted to the Collateral Agent or Benefited Parties hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Collateral Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Collateral Agent or Benefited Parties, from time to time, concurrently or independently and as often and in such order as the Collateral Agent or Benefited Parties may deem expedient. Any failure or delay on the part of the Collateral Agent or Benefited Parties in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the Collateral Agent or Benefited Parties’ rights thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the Collateral Agent or Benefited Parties’ rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

     Section 6.4 Notices. All notices and communications under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, (iii) delivered by overnight express courier, or (iv) sent by telecopy addressed in each case as follows:

To Collateral Agent:	Citibank, N.A. 111 Wall Street, 14th Floor, Zone 3 New York, New York 10005 Attn: Agency and Trust Services Fax: (212) 657-3862

With a copy to:	Emmet, Marvin & Martin, LLP 120 Broadway, 32nd Floor New York, New York 10271 Attn: Anthony M. Harvin Fax: (212) 238-3100

NII Indenture Trustee:	Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 Attn: Kristin Long Fax: (302) 636-4143

With a copy to:	Mayer, Brown, Rowe & Maw 1675 Broadway, Suite 1900 New York, New York 10019 Attn: Shant H. Chalian Fax: (212) 262-1910

NII Holdings, Inc.:	Robert J. Gilker, Esq. Vice President and General Counsel NII HOLDINGS, INC. 10700 Parkridge Boulevard Suite 600 Reston, VA 20191 Fax: (703) 390-5191

McCaw International (Brazil), Ltd.:	c/o NII Holdings, Inc. 10700 Parkridge Blvd.; Suite 600 Reston, Virginia 20191 Attention: Chief Financial Officer Fax No.: 703-390-5111

Nextel S.A. :	Ave. Maria Coelho Aguiar-215 Bloco D - 7o Andar 5808-900 Sao Paulo, SP, 5808-901 Brasil Attention: Legal Department Fax No.: 55 11 3748 1215

Motorola Credit Corporation:	Gary B. Tatje MOTOROLA CREDIT CORPORATION 21440 Lake Cook Road, 6th Floor Deer Park, Illinois 60010 Fax: (847) 862-8111

Robert J. Patton, Esq. MOTOROLA, INC. 1303 East Algonquin Rd. IL-01, 11th Floor Schaumburg, IL 60196 Fax: (847) 576-2818

Jeff Jung Peter A. Clark MCDERMOTT WILL & EMERY 227 West Monroe Chicago, IL 60606-5096 Fax: (312) 984-7700

or to any other address, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to this Agreement shall be deemed received upon receipt.

     Section 6.5 Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

     Section 6.6 Successors and Assigns. This Agreement shall be binding on the Collateral Agent, the Obligors, MCC, the NII Indenture Trustee and their respective successors and assigns.

     Section 6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

     Section 6.8 Conflict. In the event of any conflict, between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the MEFA Documents, EFA Documents or NII Senior Notes Documents, the provisions of this Agreement shall control and govern.

     Section 6.9 Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

     Section 6.10 Default Notices. Each Benefited Party, concurrently with the delivery by such Benefited Party to any Obligor of any notice of the occurrence of an Event of Default, shall deliver a copy of such notice to the Collateral Agent, the NII Indenture Trustee and the other Benefited Parties in accordance with the Notice provision.

     Section 6.11 No Contest of Liens, Collateral and Guaranties. The priorities set forth in this Agreement are premised upon the assumption that any Liens, Collateral or Guaranties which are provided herein have been duly and properly given, created and perfected pursuant to the applicable law of the governing jurisdiction and are not avoidable for any reason. The Obligors and Benefited Parties agree that they will not, and will not encourage any other Person to, at any time, contest, or bring (voluntarily join in, participate in, promote or consent to) any action or proceeding for the purpose of contesting the validity, perfection, priority of or seeking to avoid the enforceability of any Benefited Obligations or Liens in the Collateral, or Guaranties granted to the Collateral Agent or MCC as the case may be, pursuant to the Collateral Documents other than pursuant to Enforcement Actions taken in accordance with this Agreement.

     Section 6.12 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     Section 6.13 JURISDICTION AND VENUE. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     Section 6.14 WAIVER OF RIGHT TO JURY TRIAL. EACH OBLIGOR, MCC, THE NII INDENTURE TRUSTEE, AND THE COLLATERAL AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OBLIGOR, MCC, THE NII INDENTURE TRUSTEE, AND THE COLLATERAL AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS

WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     Section 6.15 Termination. This Agreement shall terminate on the earlier to occur of the date (i) when all MEFA Obligations, EFA Obligations and NII Senior Notes Obligations are indefeasibly paid in full in cash and such payments are not subject to any possibility of revocation, rescission or preference action under the Bankruptcy Code or (ii) all of the parties hereto mutually agree in writing to terminate this Agreement.

     Section 6.16 Amendments. This Agreement may not be amended or modified except by a written instrument signed by the parties hereto.

     Section 6.17 Non-Reliance. Each of the Benefited Parties acknowledges that:

     (a)    it has, independently and without reliance on any other Benefited Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and documents and transactions ancillary thereto (including, as applicable, the MEFA Documents, the EFA Documents and the NII Senior Notes Documents) and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Obligors; and

     (b)    it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and the transactions contemplated hereby and thereby.

     Section 6.18 MCC Powers of Attorney. If MCC has the power to and wishes to revoke any power of attorney issued by MCC in connection with the transactions contemplated by this Intercreditor Agreement and such revocation would have an adverse affect on the other Benefited Parties, MCC agrees not to revoke such power of attorney without the consent of such other Benefited Parties (which consent shall not be unreasonably withheld or delayed); provided that no consent of the other Benefited Parties shall be required if MCC has executed (or contemporaneously executes) a new power of attorney in the relevant jurisdiction naming another Person as attorney-in-fact in substitution for the power of attorney which is being revoked.

[signature pages follow]

     IN WITNESS WHEREOF, each undersigned party hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first above written.

     COMPANIES:

MOTOROLA CREDIT CORPORATION

/s/ Eric M. Haldimann
By: Eric M. Haldimann
Title: Attorney-in-Fact

MOTOROLA CREDIT CORPORATION, IN ITS CAPACITY AS LIENHOLDER

/s/ Eric M. Haldimann
By: Eric M. Haldimann
Title: Authorized Signatory

NII HOLDINGS, INC.

/s/ Robert J. Gilker
By: Robert J. Gilker
Title: Vice President and General Counsel

WILMINGTON TRUST COMPANY, AS THE NII INDENTURE TRUSTEE

/s/ Michael Diaz
By: Michael Diaz
Title: Authorized Signatory

CITIBANK, N.A., IN ITS CAPACITY AS THE COLLATERAL AGENT

/s/ Donna Marie White
By: Donna Marie White
Title: Assistant Vice President